UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements.

On November 18, 2014, ColFin Industrial Holdings, LLC (“ColFin Industrial”), a wholly owned subsidiary of Colony Financial, Inc. (the “Company”), entered into definitive agreements to acquire a portfolio of light industrial real estate assets and the operating platform of Cobalt Capital Partners, L.P. (the “Acquisition”), pursuant to the following purchase agreements between ColFin Industrial and certain affiliates of Cobalt Capital Partners, L.P. (collectively, “Cobalt”): (i) that certain Asset Purchase Agreement between ColFin Industrial and Cobalt Industrial REIT, a Texas real estate investment trust, and certain subsidiaries thereof; (ii) that certain Asset Purchase Agreement between ColFin Industrial and Cobalt Industrial REIT II, a Texas real estate investment trust, and certain subsidiaries thereof; (iii) that certain Share Purchase Agreement among ColFin Industrial, Cobalt Industrial REIT III, L.P., a Delaware limited partnership, and Cobalt Industrial REIT III Parallel Fund, L.P., a Delaware limited partnership; and (iv) that certain Asset Purchase Agreement among ColFin Industrial, Cobalt Capital Partners, L.P., a Texas limited partnership (“CCP”), and Cobalt Capital Management, L.P. (“CCM”), a Texas limited partnership (the “Platform Purchase Agreement” and collectively, the “Purchase Agreements”).

Pursuant to the Purchase Agreements, upon consummation of the Acquisition, ColFin Industrial will acquire certain assets of CIR I, CIR II, CCP and CCM and all of the outstanding common shares of CIR III-I REIT, a real estate investment trust organized under the laws of the state of Texas, for an aggregate purchase price of approximately $1.6 billion. The assets acquired directly and those of CIR III-I REIT consist of 256 light industrial assets, totaling approximately 30 million square feet and certain assets relating to Cobalt’s operating platform. The purchase price consists of approximately $1.59 billion in cash and a note in the principal amount of $10 million (the “Note”) to be issued to CCM by a wholly owned subsidiary of the Company. The Note will be guaranteed by the Company.

The Note will mature on the third anniversary of the closing of the Acquisition and one-third of the initial principal amount of the Note is required to be repaid on each of the first, second and third anniversaries of the closing of the Acquisition (each, a “Payment Date”). Principal under the Note shall be paid in shares of Company common stock (“Shares”), which would be valued using the 15 day VWAP ending on the second trading day prior to the closing date of the Acquisition; provided that if on any Payment Date, the Company is unable to deliver Shares that are registrable pursuant to a registration rights agreement or that can be sold without restriction, in lieu of such Shares, the Company shall deliver to the holder of the Note either (A) (i) cash in an amount equal to the then value of 40% of the aggregate number of Shares that would have been delivered and (ii) 60% of the number of Shares that would have been delivered or (B) cash in amount equal to the then value of the Shares that would have otherwise been issuable on such date.

In addition, the issuer of the Note can prepay the Note in Shares or cash and Shares at any time or prior to the first Payment Date require the holder thereof to contribute the Note to a subsidiary of the Company in exchange for equity interests of such subsidiary, provided such equity interests are exchangeable for Shares. From and after the closing of the Acquisition until the payment of the Note in full, the holder of the Note shall be entitled to receive an amount equal to cash dividends payable on the Shares that would be issued to the holder if the Note was paid solely in such Shares.

In connection with the execution of the Purchase Agreements, the Company made a $20 million non-refundable deposit that will be forfeited to Cobalt if the Acquisition is not consummated for any reason, other than due to a breach of the Purchase Agreements by Cobalt that results in a failure of a condition to closing, in which case the deposit will be returned to the Company. In the event that the closing of the Acquisition does not occur by the December 15, 2014 (the “Outside Date”), ColFin Industrial may elect to extend the Outside Date until January 15, 2015 and then again until January 31, 2015, in each instance by making an additional non-refundable deposit of $10 million.

The Purchase Agreements contain customary representations, warranties and covenants relating to the operation of the portfolio between signing and closing and provide for indemnification of and by the parties (subject to certain limitations set forth in the Purchase Agreements).

Concurrently with the entry into the Purchase Agreements, ColFin Industrial entered into certain services agreements with each of USAA Real Estate Company and CCM pursuant to which each of USAA and CCM shall continue certain services to ColFin Industrial in connection with the operation and management of the portfolio.

The Purchase Agreements provide that the existing indebtedness of the portfolio will be repaid in connection with the consummation of the Acquisition. ColFin Industrial expects to finance approximately 70% of the cash portion of the purchase price through mortgage financing from GE Capital Real Estate. The balance of the initial capital to be funded is estimated to be up to approximately $560 million and will be sourced from available cash and borrowing, which may include third party co-investment capital initially for up to 49% of such amount. The Acquisition is expected to achieve a stabilized unlevered net operating income yield of approximately 7% and produce an initial annualized return on equity of approximately 10%.

The Acquisition is currently expected to close by the end of 2014, subject to the satisfaction or waiver of certain customary closing conditions set forth in the Purchase Agreements.

The foregoing summary of the Purchase Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each Purchase Agreement, copies of which are attached as Exhibits 2.1 through 2.4 and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on February 27, 2014, as amended by Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 27, 2014, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the Securities and Exchange Commission on May 12, 2014, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the Securities and Exchange Commission on August 8, 2014, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the Securities and Exchange Commission on November 7, 2014, and other risks described in documents subsequently filed by the Company from time to time in the future with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated November 18, 2014, by and among ColFin Industrial Holdings, LLC, Cobalt Industrial REIT, Cobalt GP, LLC and Cobalt Industrial Partners, L.P. (schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

2.2	Asset Purchase Agreement, dated November 18, 2014, by and among ColFin Industrial Holdings, LLC, Cobalt Industrial REIT II, Royal Cobalt I, LLC and Cobalt Avera Freeport, LLC (schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

2.3	Share Purchase Agreement, dated November 18, 2014, by and among ColFin Industrial Holdings, LLC, Cobalt Industrial REIT, III, L.P. and Cobalt Industrial REIT III Parallel Fund, L.P. (schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

2.4	Asset Purchase Agreement, dated November 18, 2014, by and among ColFin Industrial Holdings, LLC, Cobalt Capital Partners, L.P. and Cobalt Capital Management, L.P. (schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2014		COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Operating Officer, Chief Financial Officer and Treasurer